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EXHIBIT 99.B11


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 40 to the Registration Statement (Form N-1A)
(No. 2-57791) of Delaware Group State Tax-Free Income Trust of our report dated April 4, 1997, included in the 1997 Annual Report to shareholders.



Philadelphia, Pennsylvania
March 25, 1998


/s/ Ernst & Young LLP
-------------------------
Ernst & Young LLP